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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                           The Coffee Connection, Inc.

                          Starbucks New Venture Company

                      Starbucks Coffee International, Inc.

                            Starbucks Holding Company

                       Starbucks Manufacturing Corporation

                                SBI Nevada, Inc.
       (a wholly-owned subsidiary of Starbucks Coffee International, Inc.)

                              Circadia Corporation

                        Starbucks U.S. Brands Corporation

                     Starbucks Asset Management Corporation
        (a wholly-owned subsidiary of Starbucks U.S. Brands Corporation)

                       Starbucks Foreign Sales Corporation

                     Starbucks Coffee Holdings (UK) Limited

                      Starbucks Coffee Company (UK) Limited
      (a wholly-owned subsidiary of Starbucks Coffee Holdings (UK) Limited)

                      Seattle Coffee Company International
      (a wholly-owned subsidiary of Starbucks Coffee Holdings (UK) Limited)

                            Torz & Macatonia Limited
      (a wholly-owned subsidiary of Starbucks Coffee Holdings (UK) Limited)

                                Tazo Tea Company

                                   Pasqua Inc.

                         Starbucks Coffee France, EURL
      (a wholly-owned subsidiary of Starbucks Coffee International, Inc.)

                       Starbucks Coffee Asia Pacific Ltd.
       (a wholly-owned subsidiary of Starbucks Coffee International, Inc.)

                  Starbucks Coffee Company (Australia) Pty Ltd
                   (a 90% owned subsidiary of the Registrant)

                                 Tympanum, Inc.